LIMITED OFFERING MEMORANDUM
Do not copy or circulate


                            CIRO INTERNATIONAL, INC.
                                $990,000 Offering

                        1,500,000 Shares of Common Stock
                                 $0.66 per Share

     Ciro International, Inc., a Nevada corporation, (the "Company") is offering up to 1,500,000 shares of its common stock, par value $0.001 per share (the "Shares") at a price of $0.66 per Share, to persons who meet the suitability standards set forth herein. The Company will not escrow any funds from this offering, but will make such funds immediately available to the Company. The minimum purchase amount per investor is $990, unless waived by the Company. Prior to this offering, there has been a limited public market for the Company's common stock, and there can be no assurance that an active market will be established in the future. This offering involves immediate and substantial dilution to investors. See "Dilution." The public offering price of $0.66 per share has been arbitrarily determined by the Company and bears no necessary relationship to assets, shareholders equity or any other recognized criteria of value. This offering will expire not later than March 31, 1998 (the "Expiration Date"), unless extended by management for an additional ninety (90) days. See "Risk Factors," "Investor Suitability," and "Plan of Distribution."

     The Company is engaged in the business of licensing the use of the CIRO name and proposes to acquire existing, and/or to open, retail fashion jewelry stores using the CIRO name. See "Business." Net cash proceeds from the offering will be used by the Company to open new stores, to purchase inventory therefor, to acquire existing retail stores, and for the working capital needs of the Company. See "Use of Proceeds." The common stock of the Company is quoted on the OTC Electronic Bulletin Board under the symbol "CIRR."

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD TO RISK LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER SECURITIES REGULATORY AUTHORITY. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER AUTHORITY HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM AND IT 1S NOT INTENDED THAT ANY OF THEM WILL DO SO. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY, AND THE RISKS, MERITS AND TERMS OF THIS OFFERING IN MAKING AN INVESTMENT DEC1SION.

================================================================================
                Offering
                 Price           Commissions(1)           Proceeds to Company(2)
--------------------------------------------------------------------------------
Per Share      $0.66(1)              -0-                        $0.66
Total          $990.000(3)           -0-                        $990.000
================================================================================
                                                   (Footnotes on following page)


                The Date of this Memorandum is January 14, 1998

Footnotes from preceding page:

(1) The purchase price per Share is payable at the time an investor executes the Subscription Agreement. Payment will be in cash at the rate of one share for each $0.66 received. The offering will be managed by the Company and the Shares will be offered and sold by officers of the Company, without any discounts or other commissions. See "Plan of Distribution."

(2) The proceeds to the Company are shown before deduction for legal, accounting, printing, and other expenses estimated at $20,000.

(3) The offering will continue until the earlier of the receipt of $990,000 or the Expiration Date, unless extended in the sole discretion of the Company. Any extension may be accompanied by a supplement to this Memorandum if the same is deemed necessary by the Company.

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY ARE BELIEVED TO BE EXEMPT FROM REGISTRATION UNDER SECTION 3(b) OF THE SECURITIES ACT OF 1933 AND RULE 504 PROMULGATED THEREUNDER.

     THIS MEMORANDUM SHOULD BE READ IN ITS ENTIRETY BY ANY PROSPECTIVE INVESTOR PRIOR TO INVESTING. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     NO PERSON IS AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS MEMORANDUM IN CONNECTION WITH THIS OFFERING. THE DELIVERY OF THIS MEMORANDUM AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER WITHIN ANY STATE OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THIS MEMORANDUM IS FOR THE EXCLUSIVE USE OF THE PERSON TO WHOM IT IS DISTRIBUTED BY THE COMPANY AND MAY NOT BE REPRODUCED OR USED IN ANY OTHER MANNER WITHOUT THE EXPRESS WRITTEN CONSENT OF THE COMPANY. BY ACCEPTING DELIVERY OF THIS MEMORANDUM, EACH PERSON AGREES TO RETURN THE MEMORANDUM IF HE/SHE DOES NOT PURCHASE THE SECURITIES OFFERED HEREBY.

     THE COMPANY HAS AGREED TO GIVE ALL PROSPECTIVE INVESTORS OR THEIR REPRESENTATIVE(S), OR BOTH, AT A REASONABLE TIME PRIOR TO THE PURCHASE OF ANY OF THE SECURITIES OFFERED HEREBY, THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE COMPANY OR PERSON(S) ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, AND TO OBTAIN ANY ADDITIONAL INFORMATION WHICH THE COMPANY POSSESSES OR CAN ACQUIRE WITHOUT UNREASONABLE EFFORT OR EXPENSE THAT IS NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN.

     PURCHASERS MUST RELY ON THEIR OWN EVALUATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION WITH RESPECT TO THE SHARES. THE INVESTMENT DESCRIBED

HEREIN IS NOT LIQUID AND INVOLVES CERTAIN RISKS. THIS INVESTMENT IS SUITABLE ONLY FOR INVESTORS OF SUBSTANTIAL MEANS WHO CAN AFFORD TO RISK A TOTAL LOSS OF THEIR INVESTMENT.

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE COMPANY, IN ITS ABSOLUTE DISCRETION, MAY REJECT, ALL OR IN PART, THE SUBSCRIPTION AGREEMENT TENDERED BY ANY PERSON.

FOR FLORIDA RESIDENTS ONLY:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT AND ARE BEING SOLD IN RELIANCE UPON THE EXEMPTION
CONTAINED IN SECTION 517.061(11) OF SUCH ACT. SUCH SECTION PROVIDES THAT ANY SALE MADE PURSUANT THERETO SHALL BE VOIDABLE BY THE PURCHASER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO THE PURCHASER, WHICHEVER OCCURS LATER. SUBSCRIBERS ARE HEREBY NOTIFIED OF SUCH RIGHT.

NOTICE TO ALL INVESTORS:

     THE COMPANY, AS OF THE DATE OF THIS OFFERING, HAD NOT YET DETERMINED IN WHICH JURISDICTIONS OR STATES IT WILL MAKE THIS OFFERING. SOME STATES REQUIRE A SPECIFIC LEGEND OR NOTIFICATION BE GIVEN TO INVESTORS. OTHER STATES REQUIRE A GENERAL NOTICE THAT SUCH STATE HAS NOT PASSED ON OR ENDORSED THE OFFERING AND THAT THE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION IN THAT STATE. THE COMPANY HEREBY PROVIDES THE FOLLOWING NOTICE AND MAY PROVIDE ADDITIONAL NOTICES TO RESIDENTS OF CERTAIN STATES:

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH ANY STATE OR OTHER JURISDICTION AND ARE BEING SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION. NO SECURITIES AGENCY HAS REVIEWED OR PASSED UPON THE MERITS OF THE OFFERING OR THE ADEQUACY OF THE DISCLOSURE CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS

                                                                            Page
INVESTOR SUITABILITY .......................................................  1

SUMMARY OF THE OFFERING ....................................................  2

RISK FACTORS ...............................................................  3

DILUTION ...................................................................  6

USE OF PROCEEDS ............................................................  6

MANAGEMENT'S DISCUSSION AND ANALYSIS .......................................  7

BUSINESS ...................................................................  8

MANAGEMENT ................................................................. 12

PRINCIPAL SHAREHOLDERS ..................................................... 13

CERTAIN TRANSACTIONS ....................................................... 14

CONFLICTS OF INTEREST ...................................................... 14

DESCRIPTION OF SECURITIES .................................................. 15

MARKET INFORMATION ......................................................... 16

PLAN OF DISTRIBUTION ....................................................... 16

LITIGATION ................................................................. 17

FINANCIAL STATEMENTS ....................................................... 17

FURTHER INFORMATION ........................................................ 18

                              INVESTOR SUITABILITY

     There is currently a limited trading market for the Company's common stock which is quoted on the OTC Electronic Bulletin Board ("CIRR"). No assurance can be given as to any future established public market for the Shares. Therefore, although the Shares are being offered pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933 (the "Act"), which provides that the Shares will not be "restricted securities" (i.e. securities which may not be publicly resold unless registered under the Act or in compliance with Rule 144 promulgated thereunder), an investment in the Shares is nonetheless highly speculative and illiquid. An investor may not be able to liquidate his investment readily or at all and may have to bear the risk of investment for an indefinite period of time. Therefore, the purchase of the Shares is suitable only for persons who (a) do not anticipate the need to sell the Shares in the foreseeable future; and (b) have sufficient net worth to risk loss of the entire investment. Investors purchasing Shares in this offering who reside in certain States may be required by the laws of such States to agree in writing to not publicly resell the shares for an indeterminate time period.

     The Company has established the following suitability standards for prospective investors: Each prospective investor must represent in writing to the Company (1) that he or she is an "accredited investor" within the meaning of Regulation D, as hereinafter defined, or (2) is a sophisticated investor who (a) has adequate means of providing for current needs and personal contingencies and has no need to sell the securities in the foreseeable future (that is, at the time of the investment, the prospective investor can afford to hold the investment for an indefinite period of time); and, (b) either alone or with a purchaser representative, has sufficient knowledge and experience in business and financial matters to be able to evaluate the risks and merits of an investment in the Securities. Such representations will be made by each investor in the subscription agreement delivered to each prospective investor with this Memorandum. Each investor must complete and execute the subscription agreement in accordance with its instructions and submit it to the Company. A prospective investor may be required to substantiate the accuracy of such representations. It should be noted that these suitability standards are the minimum requirements for prospective purchasers of the Shares, as adopted by the Company, and that the satisfaction of those standards does not necessarily mean that the Shares are a suitable investment for a prospective purchaser. Subject to the limitations imposed by federal and state securities laws the Company may modify the above standards.

     The term "accredited investor" is defined in Rule 501(a) of Regulation D promulgated under the Act. Accredited investors include the following: (i) Certain financial institutions; (ii) a private business development company under Section 202(a)(22) of the Investment Advisers Act of 1940; (iii) organizations described in Section 501 (c)(3) of the Internal Revenue Code and certain other corporations, trusts or partnerships not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; (iv) any director or executive officer of the Company; (v) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; (vi) any natural person who has an individual income in excess of $200,000 in each of the last two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; (vii) any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person; and (viii) any entity in which all of the equity owners are accredited investors.

                             SUMMARY OF THE OFFERING

     The following summary of certain aspects of this Memorandum is qualified in its entirety by the more detailed information appearing elsewhere herein, and the description of any document is qualified in its entirety by the terms of such document.

The Company and its Proposed Business

     The Company, through its wholly owned subsidiary, Ciro Jewelry, Inc. (hereinafter the "Subsidiary"), holds five licenses in various countries through which the licensees operate a total of 30 retail fashion jewelry stores using the CIRO name. In addition, the Company intends to acquire and/or to open and operate retail fashion jewelry stores using the CIRO name. See "Business."

     The Company's principal place of business is located at 445 Fifth Avenue, 11th Floor, New York, NY 10016, and its telephone number is (212) 481-1322.

The Offering

Securities Offered:      The  Company  is  offering  on a  best  efforts  basis,
                         1,500,000 shares of common stock which will represent approximately 19% of the Company's outstanding shares.
                         See "Plan of Distribution."

Terms of the Offering:   Offering  proceeds  will not be  deposited in an escrow
                         account,   but  will  be   delivered   to  the  Company
                         immediately  upon acceptance of the  subscription.  See
                         "Plan of Distribution."

Use of Proceeds:         Net cash proceeds from the offering will be used by the
                         Company to open new stores, to purchase inventory therefor, to acquire existing retail stores, and for the working capital needs of the Company. See "Use of Proceeds."

Plan of Distribution:    The cash  purchase  price per Share is  payable  at the
                         time an investor  executes the Subscription  Agreement.
                         The  offering  will be managed by the Company  and  the
                         Shares  will be  offered  and sold by  officers  of the
                         Company,  without any  discounts or other  commissions.
                         The  minimum  purchase  amount  per  investor  is $990,
                         unless   waived   by  the   Company.   See   "Plan   of
                         Distribution."

Who May Invest:          The  Shares  are  being   offered   pursuant   to  this
                         Memorandum solely to persons who meet the suitability standards set forth herein. See "Investor Suitability."

Risk Factors:            A  purchase  of  Shares  in  this  offering  is  highly
                         speculative  and  involves  a high  degree  of risk for
                         investors.  There  currently  exists a  limited  public
                         market for the Shares and there is no assurance that an
                         established   market  will   develop   following   this
                         offering. The proposed business of the Company is new and largely untested. An investor risks losing his entire investment. See "Risk Factors."

Transfer Agent Interwest Transfer Co., 1981 East 4800 South, Salt Lake City, Utah 84117; telephone (801) 272-9294.

Additional Information:  Additional  information  regarding the Company and this offering may be obtained by contacting the Company at the address set forth herein.

                                  RISK FACTORS

     The securities being offered hereby involve a high degree of risk. Prospective investors should carefully consider, among others, the following risk factors present in this offering:

     1. Limited Operating History. The Company has had a limited operating history. Although the Subsidiary has been profitable since its inception, there is no assurance that it will remain profitable or that the Company will be profitable, especially with the proposed acquisition and/or opening and operation of retail fashion jewelry stores. As a new enterprise, the operation of such retail stores is likely to be subject to risks management has not anticipated. See "Business," "Management's Discussion and Analysis," and "Financial Statements."

     2. Reliance on Officers, Directors and Key Employees. The ability of the Company to successfully conduct its business affairs will be subject to the capabilities and business acumen of current officers, directors and key employees. The Company has no employment agreements with management. The loss of any one of these individuals could have a material adverse impact on the continued operation of such company. See "Management."

     3. Felony Conviction of Key Officer. In June 1989 Mr. Murray A. Wilson, the president, a director, and the controlling shareholder of the Company, was found guilty in federal court in a non-securities related matter of conspiracy to commit mail and wire fraud in Las Vegas, Nevada. In 1991 Mr. Wilson pleaded guilty in New York to a Class E Felony in a non-securities related matter. See "Management."

     4. Limited Liability of Officers and Directors. The articles of incorporation of the Company limit a director's personal liability to the Company or its shareholders for monetary damages for any actions taken or any failure to take action to the fullest extent permitted by Nevada law, or any other applicable law as now in effect or as it may hereafter be amended. Furthermore, the Company is obligated under the articles of incorporation and bylaws to indemnify its directors, officers' employees, agents, or fiduciaries to the fullest extent permitted or required by Nevada law. Each of these provisions could reduce the legal remedies available to the Company and the shareholders against such individuals. See "Conflicts of Interest."

     5. Competition. The market for the Company's products and services is intensely competitive, with many providers who have greater technical expertise, financial resources and marketing capabilities than the Company. There is no assurance that the Company will be able to overcome competitive disadvantages it will face as a small, start up company with limited capital. See "Business."

     6. Fashion Jewelry Industry and Competition. The fashion jewelry industry is highly competitive and is affected by changes in international, national, regional, and local economic conditions and market trends. The Company, and its licensees, do and will compete with a variety of other retail jewelry businesses in the industry. The competitors, generally, have been in existence longer and have a much more established market presence and substantially greater financial, marketing and other resources than the Company. See "Business."

     7. Proprietary Rights. The present income of the Company is dependent upon the various license arrangements with others to use the CIRO name. The Company has attempted to register with the various federal and foreign agencies to protect the exclusive use of the name. There is no assurance that the rights to such name are adequately protected. The loss of the use of the name CIRO would be a material negative factor in the current and proposed business of the Company. See "Business."

     8. No Established Public Market for the Company's Stock. Although the Common Stock of the Company is quoted on the OTC Electronic Bulletin Board ("CIRR"), limited trading has occurred since such listing in February 1997, and therefore, at present, management believes that no established market exists for the Common Stock. There is no assurance that an established trading market for such securities will develop, or if such market is developed, that it will be sustained. See "Market Information."

     9. Dividend Policy. The Company has never paid a cash dividend on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. See "Description of Securities--Dividend Policy."

     10. Market Overhang. At December 23, 1997, Mid-Way had approximately 4,635,000 shares, or approximately 71%, of its Common Stock which had not been registered with the Securities and Exchange Commission or any state securities agency and which were restricted pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person holding restricted securities for one year from the date the securities were bought from the issuer, or an affiliate of the issuer, and fully paid, may sell limited quantities of the securities to the public without registration, provided there shall be available adequate current public information with respect to the issuer. Such information shall be deemed to be available only if the issuer is current in filing its reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or if not required to file such reports, has made certain information publicly available. Sales of securities of an affiliate, or a non-affiliate who has owned the stock for more than one year but less than two years, are limited to one percent of the total outstanding shares of the issuer during the three months preceding the sale. Further, the securities must be sold in brokers' transactions within the meaning of Rule 144. Pursuant to Rule 144, such securities held by non-affiliates for more than two years may be sold without reference to the current public information or broker transaction requirements, or the one percent selling limitation. Management believes that some of the current outstanding restricted shares may be available for resale pursuant to Rule 144. The sale of some or all of such currently restricted shares of Common Stock could have a material negative impact upon the market price of the Common Stock of the Company if an established market for such securities should develop in the future. See "Market Information."

     11. Strict Compliance with Exemption Requirements. It is the intention of the Company to issue the Shares in accordance with an exemption from registration contained in Section 3(b) of the Securities Act of 1933, as amended, and Rule 504 of Regulation D promulgated by the Securities and Exchange Commission, and to comply with state filing requirements. The failure to comply strictly with the requirements of Regulation D, and the similar state provisions, could make such exemptions unavailable and would create liability for the Company, its officers and directors, and others for failure to register the securities. See "Plan of Distribution."

     12. Applicability of Low Priced Stock Risk Disclosure Requirements. The Common Stock of the Company is considered a low priced security under rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. With all these restrictions, the likely effect of designation as a low priced stock will be to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of such stocks compared to other securities.

     13. Volatility of Stock Prices. In the event that an established public market does develop for the Common Stock, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of the Company and other factors such as investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to the Company's activities, future financial condition and management.

     14. Best Efforts Offering; No Firm Commitment. The Shares are offered by the Company on a "best efforts" basis; there is no underwriter and no firm commitment from anyone to purchase all or any of the Shares offered. No assurance can be given that all of the Shares will be sold. See "Plan of Distribution."

     15. Uncertain Sufficiency of Funds. The Company believes that the net proceeds to the Company from the sale of the Shares offered hereby (assuming that all Shares offered hereby are sold) will provide the Company with sufficient capital to fund its operations for the next 12 months. Many factors may, however, affect the Company's cash needs, including the Company's possible failure to generate revenues from the sale of its products. In any event, the Company may not have sufficient capital to continue to fund its business and it may be unable to find suitable financing on terms acceptable to the Company. This event would significantly increase the risk to those persons who invest in this offering. See "Business" and "Use of Proceeds."

     16. Dilution. Upon completion of this offering, assuming sale of all Shares offered hereby, investors in this offering will incur substantial immediate dilution in the net book value per share of their common stock compared to the purchase price thereof See "Dilution."

     17. Arbitrary Determination of Offering Price. The public cash offering price of the Shares of common stock offered hereby was arbitrarily determined by management of the Company. The cash price bears no relationship to the Company's assets, book value, net worth or other economic or recognized criteria of value. In no event should the public offering price be regarded as an indicator of any future market price of the Company's securities. See "Financial Statements."

                                    DILUTION

     The difference between the Offering price per share ($0.66) of the Company's common stock offered hereby and the pro forma book value per Share after this Offering constitutes the dilution to investors in this offering. Book value per share is determined by dividing the pro forma book value of the Company (total tangible assets less total liabilities) by the number of pro forma outstanding shares of Common Stock.

     Based on the unaudited financial statements of the Subsidiary and the Company at September 30, 1997 (giving effect to the forward split effective December 1, 1997, the cancellation of stock effective December 2, 1997, and the issuance of stock in connection with the reorganization effective December 2,
1997), and after giving effect to the sale of 1,500,000 Shares offered hereby, the pro forma book value of the Company is shown at $49,710, or $0.0076 per share. The pro forma book value per share following the offering would be $0.127, or an increase of $0.1194 per share to the current shareholders. If fewer than the maximum number of Shares is sold, the dilution per share to the investors would be increased. The following table illustrates the dilution to investors in this Offering on a per share basis, assuming the sale of all of the Shares.

     Offering price per share                                             $0.66

     Pro forma book value per share after offering                       $0.127

     Dilution per share to investors in the Offering:
                                Amount                                   $0.533
                                Percent                                  80.76%

                                 USE OF PROCEEDS

     The proceeds to the Company from the sale of the Shares offered hereby at an offering price of $0.66 per Share shall be $990,000 if the offering is completed. There will be no selling commissions. Estimated offering expenses of up to $20,000 are anticipated in this Offering. The Company anticipates using the proceeds as soon as they become available, but any portion not required for immediate expenditure may be deposited in interest-bearing accounts or invested in short-term government notes, treasury bills, or similar obligations of financial institutions.

     The following table sets forth an estimate of the use of the proceeds of the offering. The actual expenditure of such funds may vary and will be spent at the discretion of management of the Company to fund its working capital needs in its proposed business operations. If less than all of the Shares are sold, management may decide to open only one retail store which would reduce proportionately the amount required for inventory and working capital. Also, if the Company is able to negotiate the purchase of an existing store quickly, the net proceeds of the offering may be allocated to such purchase prior to the opening of new stores.

                                     Approximate
Item                                Estimated Amount                 Percentage
----                                ----------------                 ----------
Gross Proceeds                          $990,000
Costs of Offering                         20,000                        2.02%
                                        --------
Net Proceeds                            $970,000
                                        ========

Opening New Stores(1)                   $300,000                        30.3%
Inventory Purchase(2)                    200,000                        20.2%
Working Capital(3)                       220,000                       22.22%
Purchase of Existing Stores(4)           250,000                       25.26%
                                        --------                       -----
         Total                          $970,000                         100%
                                        ========                       =====


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the financial statements of the Company and the Subsidiary, and the notes associated with them, contained elsewhere in this Memorandum. (See "Financial Statements.") This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management of the Company.

Results of Operations

     Comparison of Years Ended December 31, 1996, and December 31, 1995; September 30, 1997

     Revenues from royalty income for the year 1996 increased to $262,975 from royalty income of $253,520 in 1995. However, merchandise sales decreased to $3,076 compared with sales of $29,950 in 1995, offset by the cost of merchandise in 1995 at $50,623 and no such cost in 1996. Income from operations increased from ($9,941) in 1995 to $388 in 1996, due largely to the decrease in the cost of merchandise. Other income (expenses) decreased from $18,942 in 1995 compared to $3,458 in 1996, based upon the

----------

     (1)Management estimates that such amount would allow the Company to open approximately two new retail stores, including the acquisition of the necessary furniture, fixtures, and equipment for such stores, lease payments, and security deposits.

     (2)Management anticipates that the inventory would be purchased for the new stores proposed to be opened by the Company.

     (3)Management proposes to use these funds for the operations of any of the stores to be purchased or opened by the Company.

     (4)Management estimates that such amount would permit the Company to purchase the existing leases of between four and five retail stores. In addition to the cash amount of the purchase price, management anticipates that it would issue a promissory note for the balance of the purchase price of each store, which amount could be substantially more than the cash portion of the total purchase price.

eliminations of commission income, a reduction in interest income and other income, and a one-time gain on the sale of stock in 1995. In 1996, the company had no interest expense or interest income as compared to interest income (net of interest expense) of $1,263 in 1995. Income before taxes for 1996 was $3,846, compared to $9,001 for 1995. Net income for 1996 was ($1,461) compared to $4,939 for 1995.

     Revenues from royalty income for the first nine months of 1997 were $139,678, while selling, general and administrative expenses were $259,545. Losses from operations for such period were ($119,867), $100,000 of which is due primarily to a non-reoccurring sale of stock. Losses before taxes were likewise ($119,867) since the combined companies had no other income or expenses during this period. Net loss for the first nine months of 1997 was ($122,602).

Liquidity

     During the first nine months of 1997, and during 1996 and 1995, the Subsidiary has had positive working capital. Working capital at the end of 1995 was $12,607 as compared to $22,201 at the end of 1996. At June 30, 1997, working capital was $17,099.

Capital Resources and Requirements

     The Company currently has no material commitments for capital expenditures. However, it intends to operate several retail fashion jewelry stores during 1998. The purchase or opening of such stores and their operation will require capital commitments by the Company which it intends to finance through funds generated internally and through the sale of Shares in this offering.


                                    BUS1NESS

History and Development of the Company

     The Company was originally incorporated in the State of Florida on June 14, 1990, under the name "Mid-Way Medical and Diagnostic Center, Inc." (the Florida corporation is hereinafter designated as "Mid-Way.") On September 16, 1996, Mid-Way amended its articles of incorporation to increase the authorized number of common shares from 100 to 50,000,000 and to reduce the par value to $.001. Also on September 16, 1996, Mid-Way forward split its outstanding shares of Common Stock 10,000-for-one, increasing the number of outstanding shares from 100 to 1,000,000. On July 16, 1997, Mid-Way filed articles of amendment to restate the articles. Mid-Way was initially engaged in the business of attempting to establish and operate medical and diagnostic centers. During 1991 Mid-Way abandoned its efforts to engage in such business. On September 3, 1997, Mid-Way entered into a Stock Purchase Agreement with Mr. David Cohen in which Mid-Way agreed to issue 10,000,000 shares of its Common Stock to Mr. Cohen for $100,000. The purchase price was paid and the shares issued on or about September 3, 1997, and Mr. Cohen was also appointed the sole officer and director on such date. The funds paid to Mid-Way were used by Mid-Way to pay legal expenses and finders' fees in connection with such transaction.

     Effective December 9, 1997, Mid-Way changed its domicile to the State of Nevada by merging with and into Mid-Way Medical and Diagnostic Center, Inc., a Nevada corporation incorporated on November 12, 1997, by Mid-Way solely for the purposes of changing the domicile of Mid-Way to the State of Nevada. In connection with the change of domicile, the name of Mid-Way was changed to "Ciro International, Inc."

     Effective the chose of business on December 1, 1997, the Company forward split its 11,000,000 outstanding shares of Common Stock at the rate of 2.5 shares for each one share outstanding.

     In November 1997, Mid-Way entered into a reorganization agreement with Ciro Jewelry, Inc., a Delaware corporation, (hereinafter "Ciro (Del)") in which Ciro
(Del) agreed to merge with and into a newly created wholly owned Nevada corporation organized by Mid-Way for the purpose of acquiring Ciro (Del). This corporation was unincorporated on November 12, 1997, under the name "Mid-Way Acquisitions Corp." (hereinafter the "Subsidiary"). Ciro (Del) was incorporated on June 28, 1994, under the laws of the State of Delaware as "Ciro Jewelery, Inc." but changed its name to "Ciro Jewelry, Inc." on September 23, 1997. The closing of the reorganization occurred on December 2, 1997, and the Company issued 2,500,000 post-forward split shares to Murray A. Wilson, the sole shareholder of Ciro (Del) in return for all of the outstanding stock of Ciro
(Del). By virtue of the merger, all of the assets, liabilities, and business of Ciro (Del) became the assets, liabilities, and business of the Subsidiary, the wholly owned subsidiary of the Company. In connection with the merger, the Subsidiary changed its name to "Ciro Jewelry, Inc." Also, Mr. Cohen resigned as the sole officer and director of the Company and the Subsidiary and appointed Mr. Wilson as the sole director of each entity. Also in connection with the reorganization, Mr. Cohen canceled 9,400,000 of the 10,000,000 pre-forward split shares held by him. He also sold 260,000 of his pre-forward split shares to Mr. Wilson for $26,000 and 140,000 of his pre-forward split shares to Mr. Laszlo Schwartz, a current officer of the Company for $14,000.

     The Company's principal place of business is located at 445 Fifth Avenue, 11th Floor, New York, NY 10016, and its telephone number is (212) 481-1322.

General

     The Subsidiary currently has five licensees in the United States, Korea, Israel, Mexico, and Russia which operate approximately 32 retail fashion jewelry stores using the CIRO name. In addition, it holds a number of trademarks and trade names relating to the CIRO name throughout the world. These license agreements and trademarks and trade names were acquired by Ciro (Del) from Merchants T&F, Inc. ("M T&F"), a corporation controlled by Mr. Wilson, an officer, director, and a controlling shareholder of the Company. In 1994 Ciro, Inc., Ciro of Bond Street, Inc., and Ciro Creations, Inc. (hereinafter collectively referred to as "Former Ciro") filed for protection under Chapter 11 of the U.S. Bankruptcy Code. On February 5, 1995, for $1,475,000, M T&F purchased certain assets from Alan Cohen, as Trustee in the bankruptcy of Former Ciro. These assets included real property leases for various store locations previously operated by Former Ciro together with the security deposits thereunder, the personal property in the stores, merchandise inventory, computer equipment and software used in connection with the operation of Former Ciro, and the agreements between Former Ciro and all of its franchisees. M T&F, using the services of Ciro (Del), subsequently sold off substantially all of the assets purchased from the bankruptcy court, but retained the name and licensing agreements. M T&F transferred these license agreements and trademarks and trade names to Ciro (Del) in 1995 as a capital contribution for 1,500 shares of Ciro
(Del). Ciro (Del) spent approximately one year bringing the license agreements and the various trade marks current. Neither M T&F or Ciro (Del), nor the officers, directors, or affiliates of such entities, had any affiliation with Former Ciro.

     The Subsidiary currently collects royalty payments from the licensees and the Company proposes to establish and operate retail fashion jewelry stores in the United States. The Subsidiary has a license agreement with J&S Fashions of Boca Raton, Florida, to both manufacture and distribute CIRO named products in the Company's retail stores, when opened, and independently.

Products and Services

     Before filing for protection under federal bankruptcy laws, Former Ciro was a significant retailer of high quality imitation jewelry and cultured and imitation pearls under the name CIRO, Ken Lane, Kenneth Jay Lane, and Daniel Swarovski trade names. The items sold under these names included all types of jewelry set with imitation, man-produced diamonds, imitation pearls, cultured pearls and a wide range of necklaces, rings, brooches, earrings, bracelets, and watches. At December 31, 1993, Former Ciro owned a total of 146 retail stores, of which 47 were in the United States, 75 were in the United Kingdom, 13 were in Germany, 5 in Austria, and 6 in France. At such time Former Ciro employed a total of 623 people at these locations. In addition, it had 14 licensing arrangements. Ciro (Del), and now the Subsidiary, has serviced the remaining licensees and collected royalty payments therefrom since 1995.

     The Subsidiary presently has licensing arrangements with entities throughout the world, which entities are entitled to use the CIRO trade name in connection with their retail stores, subject to certain quality control requirements enforced by the Subsidiary. The licensees are entitled to open as many stores as they wish within the territory for which their licenses are granted. Each of the license agreements is for an initial term of five years, renewable at the option of the Subsidiary. The following table sets forth (1) the location for which a licensee has rights to open stores; (2) whether the licensee's development rights are exclusive or non-exclusive to the licensee;
(3) the total number of stores opened as of January 1, 1998; and (4) the year in which the present license agreement shall expire:

            Exclusive/              Total Stores       License
Location    Non-Exclusive           Open at 1/1/98     Expiration Date
--------    -------------           --------------     ---------------
Mexico      Exclusive                      3            December 2002
Korea       Exclusive                      3            December 1999
Russia      Exclusive                      5            December 2002
Israel      Exclusive                      12           December 2002
USA         Non-exclusive                  5            December 2002
USA         Non-exclusive                  2            December 1998

Proposed Activities

     The Company proposes to use the proceeds from this Offering either to purchase existing leases of retail stores using the CIRO name and/or to establish and operate retail fashion jewelry stores in the United States using the CIRO name. The Company intends to sell six principal lines of products: rings, necklaces, bracelets, brooches, watches, and earrings. It is anticipated that such products will range in price from approximately $35 to $15,000, with most products falling within the range of $35 to $250. The Company intends to sell its products to retail customers for cash or against third party credit cards; the Company does not intend to extend credit. Depending upon available funding, the Company proposes to locate retail stores most likely in the States of New York and Nevada, where management believes interest in such fashion jewelry would be the greatest. Management will seek locations in high-end shopping malls or large hotels. Management is currently negotiating for the purchase of existing leases, but no definitive agreements have been reached as of the date of this Memorandum, and there is no assurance that the Company will be able to acquire such leases. Management anticipates that the purchase price of the existing leases would be a combination of cash from this Offering and the issuance of promissory notes.

Markets and Distribution

     Initially, management intends to advertise the retail stores through local advertising and airline magazines. The Company also intends to advertise licensing arrangements through national and international jewelry and fashion magazines.

Competition

     The jewelry business is highly competitive, with the competition principally from other independent jewelry stores, department stores, and others operating in leased concession department stores. Many of the potential competitors are considerably larger than the Company and have considerably greater financial and other resources than the Company. With respect to any given item of jewelry which the Company proposes to sell in its retail stores, the price of the company's product will fall between the price of precious jewelry and inexpensive costume jewelry. As a result, the Company's products will compete to some extent with both categories. However, management believes that the cost differential between its product and precious jewelry on the one hand and the inferior quality of how cost costume jewelry on the other has created a distinct market niche for the Company. Also, management believes that name recognition will be a positive factor in its competition with other fashion jewelry retail operators.

Seasonality of Business

     The proposed business of the Company and the current business of the licensees is highly seasonal. Approximately 30% of the revenues are ordinarily earned in the final quarter of the year, primarily during the Christmas season.

Trade Marks

     M T&F originally purchased several trade names and trademarks in the bankruptcy of Former Ciro In 1995 M T&F assigned all of its right, title, and interest in the trade names and trademarks to Ciro (Del), subject to existing license agreements. Set forth below is a list of the trademarks and trade names assigned to Ciro (Del) and currently owned by the Subsidiary:

Country           Mark               Application Number     Registration Number
-------           ----               ------------------     -------------------
Bolivia           CIRO               1361
Chile             CIRO                                      421866
Hungary           CIRO                                      137946
Israel            CIRO                                      80209
                  CIRO                                      80210
                  CIRO in Hebrew                            80058
                  CIRO in Hebrew                            80059
Japan             CIRO               63006/1993
Macao             CIRO                                      11006-M
                  CIRO               11515-M
Mexico            CIRO                                      416046
                  CIRO                                      421337
Monaco            CIRO                                      9314680
Panama            CIRO (stylized)                           54820
                  CIROLITE                                  54821
Philippines       CIRO               85612-PN
Portugal          CIRO               276161
                  CIRO               280206

Russia            CIRO               95703549
South Korea       CIRO                                      262281
                  CIRO                                      262282
                  CIRO                                      265017
                  CIRO                                      265158
U.S.A.            CIRO                                      327696
                  CIRO                                      826855
                  CIRO                                      1794011
                  CIRO                                      1668523
                  CIRO (stylized)                           601862
                  CIRO and crown     74/350726
                  CIROLITE                                  949790
                  Crown device       74/350876

Employees

     As of December 1, 1997, the Company had 3 employees. During the calendar year 1998, the Company anticipates hiring an additional six employees for the proposed retail stores to be opened.

Facilities

     The Subsidiary rents on a month-to-month basis approximately 1,000 square feet of office space from M T&F in New York City, New York. Monthly rental payments for the space are $2,000.

                                   MANAGEMENT

Executive Officers and Directors

     The following table sets forth the directors, executive officers and other significant employees of the Company, their ages, and all offices and positions with the Company. Directors are elected for a term of one year and until his successor is elected and qualified. Annual meetings are scheduled to be held at such time each year as designated by the Board of Directors. Officers are elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer holds his office until his successor is elected and qualified or until his earlier resignation or removal.

     Name                      Age    Position                    Director Since
     ----                      ---    --------                    --------------
     Murray A. Wilson           59    President, CEO & Director       1997
     Laszlo Schwartz            54    Vice-President & Secretary      --

     These individuals serve as management of the Company and hold the same positions with the Subsidiary. A brief description of their positions, duties and their background and business experience follows:

     MURRAY A. WILSON, has been the president and chief operating officer of Merchants T&F, Inc. since 1990. Also, since 1994 he has been the president of Grossingers Trademark. In June 1989 Mr. Wilson was found guilty in federal court in a non-securities related matter of conspiracy to commit mail and wire fraud in Las Vegas, Nevada. In 1991 Mr. Wilson pleaded guilty in New York to a Class E Felony in a nonsecurities related matter.

     LASZLO SCHWARTZ, has been the vice-president of Merchants T&F, Inc. since 1992. From 1995 to the present he has been the president of Camnpagnola Holdings and 128 Ecco Holdings Corp.

Executive Compensation

     No compensation has been awarded to, earned by, or paid to the named executive officers of the Company since inception for services rendered in any capacity to the Company or its subsidiaries. However, as the sole shareholder of Merchants T&F, Inc., Mr. Wilson has received substantial revenues from the Subsidiary. See "Certain Transactions."

     Certain officers are foregoing payment of their salaries for the time being to ease cash flow requirements during the start up of operations. Management of Company shall be entitled to be reimbursed for any out-of-pocket expenses incurred on behalf of the Company. The Company has no employment agreements with or key man life insurance with respect to the members of management.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information furnished by the following persons, or their representatives, regarding the ownership of the Common Shares of the Company as of January 14, 1997, by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's executive officers and directors, and (iii) all of the Company's executive officers and directors as a group.

Name and                                                    Percent of Class
Address of                       Amount and Nature of       --------------------
Beneficial Owner                 Beneficial Ownership(1)    Before      After(2)
----------------                 -----------------------    ------      --------

Murray A. Wilson                     3,150,000                48%         39%
445 Fifth Avenue
New York, NY 10016

Laszlo Schwartz                        350,000                 5%          4%
445 Fifth Avenue
New York, NY 10016

Executive Officers and Directors
as a Group (2 Persons)               3,500,000                54%         44%

----------

     (1)Unless otherwise indicated, the named person is deemed to be the sole beneficial owner of the shares.

     (2)Assumes the sale of all of the Shares, of which there is no assurance. If all of the Shares are sold, and assuming no further issuances of shares of Common Stock by the Company, the Company would have 8,000,000 shares outstanding following the offering.

                              CERTAIN TRANSACTIONS

     Murray A. Wilson is the sole shareholder of Merchants T&F, Inc. (M T&F), the former parent of Ciro (Del). During 1995 M T&F assigned to Ciro (Del) the various rights to the trade name CIRO which M T&F purchased in the bankruptcy. The value assigned to the rights to the trade name was $370,000 which was the capital contribution of M T&F for the 1,500 shares of Ciro (Del) issued to M T&F. See "Business."

     Effective February 3, 1995, Ciro (Del) entered into a consignment agreement with M T&F in which Ciro (Del) agreed to sell for M T&F the hard assets acquired by M T&F in the bankruptcy proceeding involving Former Ciro. Ciro (Del) was paid a commission of 90% of the selling price of such assets. The agreement terminated on February 22, 1997. This agreement was not entered into in an arms' length transaction and although management believes the terms were fair, no independent determination of fairness was obtained. See "Business."

     During the years ended December 31, 1996 and 1995, Ciro (Del) paid to M T&F management fees of $169,875 and $112,579, respectively. This arrangement was not entered into in an arms' length transaction and although management believes the terms were fair, no independent determination of fairness was obtained.

     Effective August 1, 1997, M T&F entered into a one year consulting agreement with Ciro (Del). As compensation under such agreement, Ciro (Del) agreed to pay M T&F the greater of $5,000 per month or 20% of the gross royalty income. In return, M T&F will provide management and organization services on a part-time basis. This agreement was not entered into in an arms' length transaction and although management believes the terms are fair, no independent determination of fairness has been obtained. This agreement has been assumed by the Subsidiary. See "Business."

     Ciro (Del) entered into a sublease agreement with M T&F for the office space presently utilized by the Company and the Subsidiary. Management believes that the remit for such sublease is within comparable rates in the area. The sublease has been assumed by the Subsidiary.

                              CONFLICTS OF INTEREST

     Other than as described herein the Company is not expected to have significant further dealings with affiliates. However, if there are such dealings the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person. Presently none of the officers and directors have any transactions which they contemplate entering into with the Company, aside from the matters described herein.

     Management will attempt to resolve any conflicts of interest that may arise in favor of the Company. Failure to do so could result in fiduciary liability to management.

     The General Corporation Law of Nevada limits liability of officers and directors for breach of fiduciary duty to certain specified circumstances, and also empowers the Company to indemnify officers, directors, employees and others from liability in certain circumstances such as where the person successfully defended himself on the merits or acted in good faith in a manner reasonably believed to be in the best interests of the Corporation.

     The Company's articles of incorporation with certain exceptions eliminate any personal liability of an officer or director to the Company or its shareholders for monetary damages for the breach of a director's fiduciary duty and therefore a director cannot be held liable for damages to the Company or its shareholders for gross negligence or hack of due care in carrying out his fiduciary duties as a director except in certain specified instances. The Company's bylaws also provide for indemnification to the fullest extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the Company to the maximum extent and under all circumstances permitted by law.

     Insofar as indemnification, for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                            DESCRIPTION OF SECURITIES

     The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request therefor. See "Further Information."

Common Stock.

     The Company is authorized to issue 50,000,000 shares of Common Stock, par value $.001 per share. As of December 23, 1997, the Company had outstanding 6,500,000 shares of Common Stock. All Common Shares are equal to each other with respect to voting, and dividend rights, and, are equal to each other with respect to liquidation rights. Special meetings of the shareholders may be called by the president, the board of directors, or upon the request of holders of at least ten percent of the outstanding voting shares. Holders of shares of Common Stock are entitled to one vote at any meeting of the shareholders for each share of Common Stock they own as of the record date fixed by the Board of Directors. At any meeting of shareholders, one-third of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the shares of Common Stock represented at a meeting will govern, even if this is substantially less than a majority of the shares of Common Stock outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, preeruptive or other subscription rights or privileges with respect to any share. Reference is made to the Articles of Incorporation and Bylaws of the Company as well as to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of shares. The shares of the Company do not have cumulative voting rights, which means that the holders of more than fifty percent of the shares of Common Stock voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors.

Transfer Agent.

     The Company has appointed Interwest Transfer Company, Inc. as the transfer agent for the company. The address for such transfer agent is 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117; telephone (801) 272-9294.

Annual Reports

     The Company  intends to furnish annual reports to  shareholders  which will
contain   financial   statements   examined  by  independent   certified  public
accountants and such other interim reports as the

Company may determine.

                                 Dividend Policy

     The Company has not paid any dividends on its Common Stock to date and does not anticipate paying dividends on Common stock in the foreseeable future. The Company intends for the foreseeable future to follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business.

                               MARKET INFORMATION

Bid Prices

     The Common Stock of the Company has been quoted on the OTC Electronic Bulletin Board since approximately February 4, 1997, although trading did not begin until approximately December 3, 1997. There is currently no established public trading market for the Common Stock. From December 3, 1997, through January 2, 1998, approximately 117,200 shares of the Company have been traded. During the fourth quarter ended December 31, 1997, the high bid was $1.125 and the how bid was $0.25. These quotations reflect inter-dealer prices, without retail market-up, mark-down, or commission and may not necessarily represent actual transactions.

Outstanding Shares and Shareholder Information

     As of December 23, 1997, the Company had outstanding 6,500,000 shares of its Common Stock, 4,635,000 of which are restricted pursuant to Rule 144 promulgated by the Securities and Exchange Commission. Management believes that some of such shares have been held for more than one year and therefore may be available for resale pursuant to Rule 144. None of the currently restricted outstanding shares of Common Stock of the Company is being, nor have any such shares been proposed to be, publicly offered by the Company.

     As of December 23, 1997, there were approximately 30 holders of record of the Common Stock of the Company as reported by the transfer agent.

     No cash dividends have been declared or paid as yet on the Common Stock of the Company. See "Dividend Policy."

                              PLAN OF DISTRIBUTION

General

     The Company is offering the securities on a best-efforts basis. The offering will be managed by the Company and the Shares will be offered and sold by officers of the Company, without any discounts or other commissions, on a best efforts, no minimum basis.

     The purchase price per Share is payable at the time an investor executes the Subscription Agreement. The minimum purchase amount per investor is $990 unless waived by the Company.

     Offering proceeds will be immediately available to the Company and will not be held in escrow. The offering will continue until the earlier of the receipt of $990,000 or March 31, 1998, unless extended in the sole discretion of the Company for an additional ninety (90) days. Any extension may be accompanied by a supplement to this Memorandum if the same is deemed necessary by the Company.

     The Shares will be offered only to persons who meet the suitability standards set forth herein.

Method of Subscribing

     Each potential investor must complete a Subscription Agreement and submit it with payment in full for the subscribed shares to the Company. All checks and wire transfers must be payable to "Ciro International, Inc." Except to the extent otherwise required under applicable state law, no potential investor shall have the right to withdraw or cancel his subscription for a period of five days following receipt by the Company. If for any reason the Company has not accepted the subscription within such five day period by written notification to the subscriber, such person may withdraw or terminate his subscription by written notification to the Company.

Right to Reject

     The Company reserves the right to reject any subscription in its sole discretion for any reason whatsoever prior to the time funds for such subscription are deposited by the Company and to withdraw this offer at any time.


                                   LITIGATION

     Neither the Company or the Subsidiary nor any of their respective properties, is a party to any material pending legal proceedings or government actions, including any material bankruptcy, receivership, or similar proceedings. Management of Company does not believe that there are any material proceedings to which any director, officer, or affiliate of the Company, any beneficial owner of more than five percent of the Common Stock of Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or the Subsidiary or has a material interest adverse to the Company or the Subsidiary.


                              FINANCIAL STATEMENTS

     The following financial statements of Ciro (Del) and Mid-Way are attached hereto and incorporated herein. The transaction between Ciro (Del) and Mid-Way is viewed for accounting purposes as a recapitalization of the equity section of the financial statements and not as a business combination. Therefore, no pro forma combined financial statements are included herein.

Ciro (Del)

     Report of Auditors

     Balance Sheets at June 30, 1997 (unaudited) and December 31, 1996 and 1995

     Statements of Income for the Six Months Ended June 30, 1997 (unaudited) and the Years Ended December 31, 1996 and 1995

     Statements of Retained Earnings for the Nine Months ended June 30, 1997 (unaudited) and the Years Ended December 31, 1996 and 1995

     Statements of Cash Flows for the Nine Months Ended June 30, 1997 (unaudited) and the Years Ended December 31, 1996 and 1995

     Notes to Financial Statements

Mid-Way

     Report of Auditors

     Balance Sheets at September 30, 1997 (unaudited) and at March 31, 1997, and December 31, 1996 and 1995

     Statements of Operations for the Nine Months Ended September 30, 1997 (unaudited), and for the Three Months Ended March 31, 1997, and the Years Ended December 31, 1996, 1995, and 1994, and the Period from Inception to March 31, 1997

     Statement of Changes in Stockholders' Equity for the Period from Inception to March 31, 1997, and through September 30, 1997 (unaudited)

     Statements of Cash Flows for the Nine Months Ended September 30, 1997 (unaudited) and for the Three Months Ended March 31, 1997, and the Years Ended December 31, 1996, 1995, and 1994, and the Period from Inception to June 30, 1997

     Notes to Financial Statements


                               FURTHER INFORMATION

     All references to each document referred to in this Memorandum are qualified in their entirety by reference to the complete contents of such document. Copies of these document may be obtained upon request from management at the address of the Company, 445 Fifth Avenue, Suite 11th Floor, New York, NY 10016; telephone (212) 481-1322. Each prospective investor and his advisor may, during normal business hours prior to sale of Shares through and including the Expiration Date, (1) have access to the same kind of information with respect to the Company and its proposed activities as specified in Regulation D as promulgated under the Securities Act of 1933, or (2) ask questions of management with respect to terms and conditions of the offering and request additional information necessary to verify accuracy of the information provided. Management will seek to provide answers and such information to the extent possessed by management or obtainable by them without unreasonable effort or expense.

     Proposed investors are encouraged to meet with management of the Company and to ask questions and review further information.

     The following is a list of exhibits to this Memorandum which are not attached hereto but which will be provided to any prospective investor, upon written request, at any time prior to the purchase of the Shares by such person:

     1.   Articles of Incorporation of the Company, and Articles of Merger

     2.   Current Bylaws of the Company

     3.   Form of common stock certificate of the Company

     4.   Memorandum/Information Statement dated November 12, 1997

     5.   Agreement and Plan of Reorganization dated November 12, 1997

     6.   Trademark and Trade Name Registrations of the Subsidiary

     7. Agreement dated February 3, 1995, between Merchants T&F and Ciro (Del) transferring the trademarks, trade names, and license agreements to Ciro (Del)

     8. Consulting Agreement dated August 1, 1997, by and between Ciro (Del) and Merchants T&F

                               CIRO JEWELRY, INC.

                      FINANCIAL STATEMENTS AND ACCOUNTANTS'

                               COMPILATION REPORT

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30. 1997


                           Lazar, Levine & Company LLP
                          Certified Public Accountants

                               CIRO JEWELRY. INC.
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997




                                  - CONTENTS -


                                                                         Page(s)
                                                                         -------

Accountants' Compilation Report                                             1.


Financial Statements:

     Balance Sheet                                                          2.

     Statement of Operations                                                3.

     Statement of Retained Earnings (Deficit)                               4.

     Statement of Cash Flows                                                5.




                           Lazar, Levine & Company LLP
                          Certified Public Accountants

                           Lazar, Levine & Company LLP
                          Certified Public Accountants


Melvin F. Lazar, CPA                               350 Fifth Avenue - Suite 6820
Neal J. Weisbrod, CPA                                    New York, NY 10118-0170
Henry & Guberman, CPA                                             (212) 736-1900
Amiram (Kiki) Bielory CPA                                    Fax: (212) 629-3219
Ted M. Felix, CPA
Barry J. Schreiber, CPA
Michael Dinkes, CPA                                           4 Becker Farm Road
                                                              Roseland, NJ 07068
                         ACCOUNTANTS' COMPILATION REPORT          (201) 533-1040
                         -------------------------------     Fax: (201) 535-1603



To the Shareholders
Ciro Jewelry, Inc.
New York, New York


We have compiled the accompanying balance sheet of Ciro Jewelry, Inc. as of September 30, 1997 and the related statements of operations and retained earnings and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.


                                                /s/ Lazar, Levine & Company LLP
                                                -------------------------------
                                                LAZAR, LEVINE & COMPANY LLP

New York, New York
December 4, 1997

                               CIRO JEWELRY. INC.
                                  BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                      (See Accountants' Compilation Report)

                                   - ASSETS -


CURRENT ASSETS:
      Cash                                                            $   1,416
      Accounts receivable                                                23.257
                                                                      ---------
TOTAL CURRENT ASSETS                                                     24,673

OTHER ASSETS:
      Loans receivable - shareholders'                   $  32,611
Trademarks, net of accumulated amortization                302,166      334,777
                                                         ---------    ---------
                                                                       $ 359,450
                                                                      =========

                    - LIABILITIES AND SHAREHOLDERS' EQUITY -

CURRENT LIABILITIES:
      Accounts payable                                                $   7,574
                                                                      ---------
TOTAL CURRENT LIABILITIES                                                 7,574

SHAREHOLDERS' EQUITY:
      Common stock                                       $   1,000
      Additional paid-in capital                           370,000
      Accumulated deficit                                  (19,124)     351,876
                                                         ---------    ---------
                                                                         $359450
                                                                      =========



                           Lazar, Levine & Company LLP
                          Certified Public Accountants


                                                                         Page 2.

                               CIRO JEWELRY. INC.
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      (See Accountants' Compilation Report)

REVENUES - ROYALTY INCOME                                      $ 139,678

     Selling, general and administrative expenses                159,545
                                                               ---------

OPERATING LOSS                                                   (19,867)

     Income taxes                                                  2,735
                                                               ---------

NET LOSS                                                       $ (22,602)
                                                               =========



                           Lazar, Levine & Company LLP
                          Certified Public Accountants


                                                                         Page 3.

                               CIRO JEWELRY, INC.
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      (See Accountants' Compilation Report)

RETAINED EARNINGS, AT BEGINNING OF YEAR                        $   3,478

     Add: net loss                                               (22,602)
                                                               ---------

ACCUMULATED DEFICIT, AT END OF PERIOD                          $ (19,124)
                                                               =========



                           Lazar, Levine & Company LLP
                          Certified Public Accountants


                                                                         Page 4.

                               CIRO JEWELRY, INC.
                             STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (See Accountants' Compilation Report)

INCREASE (DECREASE) IN CASH:

CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss                                                            $(22,602)

   Adjustments  to  reconcile  net  income  to net cash  provided  by  operating activities:
    Depreciation and amortization                                        18,500
   Changes in assets and liabilities:
    Decrease in accounts receivable                                       7,123
    Decrease in accounts payable                                           (897)
                                                                       --------
    Net cash provided by operating activities                             2,124
                                                                       --------
CASH FLOWS FROM IN VESTING ACTIVITIES:
    Loans to shareholders'                                               (1,000)
                                                                       --------
    Net cash used by investing activities                                (1,000)
                                                                       --------
NET INCREASE IN CASH                                                      1,124

   Cash, at beginning of year                                               292
                                                                       --------
CASH, AT END OF PERIOD                                                 $  1,416
                                                                       ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
    income taxes                                                       $ 10,136




                           Lazar, Levine & Company LLP
                          Certified Public Accountants


                                                                         Page 5.

                               CIRO JEWELRY, INC.

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995



                           Lazar, Levine & Company LLP
                          Certified Public Accountants

                               CIRO JEWELRY. INC.
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                  - CONTENTS -
                                                                     Page(s)
                                                                     -------

Independent Auditors' Report


Financial Statements:
   Balance Sheets                                                      2.
   Statements of Income                                                3.
   Statements of Retained Earnings                                     4.
   Statements of Cash Flows                                            5.
Notes to Financial Statements                                        6. - 8.



                           Lazar, Levine & Company LLP
                          Certified Public  Accountants

                           Lazar, Levine & Company LLP
                          Certified Public Accountants


Melvin F. Lazar, CPA                               350 Fifth Avenue - Suite 6820
Neal J. Weisbrod, CPA                                    New York, NY 10118-0170
Henry & Guberman, CPA                                             (212) 736-1900
Amiram (Kiki) Bielory CPA                                    Fax: (212) 629-3219
Ted M. Felix, CPA
Barry J. Schreiber, CPA
Michael Dinkes, CPA                                           4 Becker Farm Road
                                                              Roseland, NJ 07068
                          INDEPENDENT AUDITORS' REPORT            (201) 533-1040
                          ----------------------------       Fax: (201) 535-1603



To the Shareholders
Ciro Jewelry, Inc.
New York, New York


We have audited the balance sheets of Ciro Jewelry, Inc. as of December 31, 1996 and 1995 and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements, referred to above, present fairly, the financial position of Ciro Jewelry, Inc. as of December 31, 1996 and 1995 and the results of the operations and the cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                   /s/ LAZAR, LEVINE & COMPANY LLP
                                   ------------------------------
                                   LAZAR, LEVINE & COMPANY LLP

   New York. New York
   July 15, 1997
   except as to note 6 which is
   dated September 5, 1997

                               CIRO JEWELRY, INC.
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                   - ASSETS -

                                                                      1996       1995
                                                                    --------   --------
CURRENT ASSETS:
    Cash                                                            $    292   $    870
    Accounts receivable (Note 2e)                                     30,380     15,799
                                                                    --------   --------
TOTAL CURRENT ASSETS                                                  30,672     16,669
                                                                    --------   --------

OTHER ASSETS:
    Loans receivable - shareholder's (Note 4)                         31,611     17,999
                                                                    --------   --------
    Trademarks, net of accumulated amortization (Note 2c)            320,666    345,333
                                                                    --------   --------

                                                                     352,277    345,333
                                                                    --------   --------

                                                                    $382,949   $380,001
                                                                    ========   ========


                    - LIABILITIES AND SHAREHOLDER'S EQUITY -

CURRENT LIABILITIES:
    Accounts payable                                                  $8,471   $  4,062
                                                                    --------   --------

TOTAL CURRENT LIABILITIES                                             $8,471   $  4,062
                                                                    --------   --------

SHAREHOLDERS' EQUITY:
    Common stock - no par value, 1,500 shares authorized,
      1,500 shares issued and outstanding                              1,000      1,000
    Additional paid-in capital                                       370,000    370,000
    Retained earnings                                                  3,478      4,939
                                                                    --------   --------

TOTAL SHAREHOLDERS' EQUITY                                           374,478    375,939
                                                                    --------   --------

                                                                    $382,949   $380,001
                                                                    ========   ========


   The accompanying notes are an integral part of these financial statements.


                           Lazar, Levine & Company LLP
                          Certified Public Accountants
                                                                         Page 2.

                               CIRO JEWELRY, INC.
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                      1996       1995
                                                                    ---------  ---------
REVENUES:
    Royalty income                                                  $ 259,899  $ 223,570
    Merchandise sales                                                   3,076     29,950
                                                                    ---------  ---------
TOTAL REVENUES                                                        262,975    253,520
                                                                    ---------  ---------

OPERATING COSTS:
    Cost of merchandise                                                  --       50,623
    Selling, general and administrative expenses (Note 4)             262,587    212,838
                                                                    ---------  ---------
                                                                      262,587    263,461
                                                                    ---------  ---------

INCOME (LOSS) FROM OPERATIONS                                             388     (9,941)
                                                                    ---------  ---------

OTHER INCOME (EXPENSE):
    Commission income                                                    --        4,388
    Interest income                                                      --        6,963
    Other income                                                        3,458      7,458
    Interest expense                                                     --       (5,700)
    Gain on sale of stock                                                --        5,833
                                                                    ---------  ---------
                                                                        3,458     18,942
                                                                    ---------  ---------

INCOME BEFORE PROVISION FOR INCOME TAXES                                3,846      9,001

    Provision for income taxes (Note 2b)                                5,307      4,062
                                                                    ---------   --------

NET INCOME (LOSS)                                                   $  (1,461) $   4,939
                                                                    =========  =========


   The accompanying notes are an integral part of these financial statements.


                           Lazar, Levine & Company LLP
                           Certified Public Accountants
                                                                         Page 3.

                               CIRO JEWELRY, INC.
                         STATEMENTS OF RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                    1996       1995
                                                                    ------     ------
RETAINED EARNINGS, AT BEGINNING OF YEAR                             $4,939     $ --

    Add: Net income (loss)                                          (1,461)     4,939
                                                                    ------     ------

RETAINED EARNINGS, AT END OF YEAR                                   $3,478    $ 4,939
                                                                    ======    =======


   The accompanying notes are an integral part of these financial statements.


                           Lazar, Levine & Company LLP
                          Certified Public Accountants
                                                                         Page 4.

                               CIRO JEWELRY, INC.
                            STATEMENTS OF CASH FLOWS.
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                1996            1995
                                                              ---------       --------
INCREASE (DECREASE) IN CASH:

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                         $  (1,461)      $   4,939
    Adjustments to reconcile net income to net cash
     provided by operating activities:
      Depreciation and amortization                              24,667          24,667
    Changes in assets and liabilities:
     (Increase) in accounts receivable                          (14,581)        (15,799)
     Increase in accounts payable                                 4,409           4,062
                                                              ---------       ---------
      Net cash provided by operating activities                  13,034          17,869
                                                              ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans to shareholder's                                          (13,612)        (17,999)
                                                              ---------       ---------
 Net cash used by investing activities                          (13,612)        (17,999)
                                                              ---------       ---------


CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of common stock                         --             1,000
                                                              ---------       ---------
    Net cash provided by financing activities                      --             1,000
                                                              ---------       ---------

NET (DECREASE) INCREASE IN CASH                                    (578)            870

    Cash, at beginning of year                                      870            --
                                                              ---------       ---------

CASH, AT END OF YEAR                                          $     292       $     870
                                                              =========       =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
    Income taxes                                              $     830       $    --
    Interest                                                       --             5,700

NON-CASH TRANSACTIONS:
Contribution of trademarks from parent company                                $ 370,000

   The accompanying notes are an integral part of these financial statements.


                           Lazar, Levine & Company LLP
                          Certified Public Accountants
                                                                         Page 5.

                               CIRO JEWELRY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1 - NATURE OF BUSINESS:

The Company owns a trademark for the "Ciro" jewelry name in the following countries: Bolivia, Chile, Hungary, Israel, Japan, Macao, Mexico, Monaco, Panama, Philippines, Portugal, South Korea, Russia and the United States. The Company licenses its trademark and receives royalties from the licensees. The Company is a wholly-owned subsidiary of Merchants T & F, Inc.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The Company's accounting policies are in accordance with generally accepted accounting principles. Outlined below are those policies considered particularly significant.

     (a)  Use of Estimates:

          In preparing financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from these estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

     (b)  Income Taxes:

          The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 requires use of the asset and liability approach of providing for income taxes. The implementation of this standard had no material effect on the financial statements of the Company. The Company files a consolidated federal income tax return with its parent. Federal income taxes have been computed based upon the Company's proportionate share of the consolidated total. State and local taxes have been computed on a stand-alone basis since the Company does not file consolidated state and local returns. The provision for income taxes includes certain local taxes based upon measures other than income.

     (c)  Trademark:

          Trademarks are being amortized over a 15 year period.


                           Lazar Levine & Company LLP
                          Certified Public Accountants

                                                                         Page 6.

                               CIRO JEWELRY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 2 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued):

     (d)  Cash Equivalents:

          The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     (e)  Accounts Receivable:

          Based upon past collection history, management believes that no allowance for doubtful accounts is required as of December 31, 1996.

NOTE 3 - ACQUISITION AND SALE:

          During February 1995, the Company's parent transferred to the Company as a capital contribution the trademarks and related licenses to the "Ciro" name that it had acquired. The transfer was accounted for at the parent's allocated cost of $370,000 when it purchased these assets from the trustee in Bankruptcy.

NOTE 4 - RELATED PARTY TRANSACTIONS:

          Loans receivable - shareholder's are non-interest bearing and have no formal repayment terms.

          A management fee of $169,875 and $112,579 was paid in 1996 and 1995, respectively to the Company's parent.

          The Company leases its office facilities from its parent company. During the years ended December 31, 1996 and 1995, rent of $24,000 for each year was charged to operations. The lease is effective to December 31, 2001.


                           Lazar, Levine & Company LLP
                          Certified Public Accountants

                                                                         Page 7.

                               CIRO JEWELRY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 5 - SUBSEQUENT EVENT:

          As of August 1, 1997, a consulting agreement was entered into between the Company and its parent company. The agreement is for one year whereby the Company will pay the greater of $5,000 per month or 20% of the gross royalty income it earns to its parent, who will provide management consulting services.





                           Lazar, Levine & Company LLP
                          Certified Public Accountants

                                                                         Page 8.

                   Mid-way Medical and Diagnostic Center, Inc.

                         (a Development Stage Company)

                              Financial Statements

                               September 30, 1997

                            [LOGO OF ORTON & COMPANY]
                          Certified Public Accountants
                           A PROFESSIONAL CORPORATION


            50 West Broadway, Suite 1130, Salt Lake City, Utah 84101
                       (801) 537-7044, Fax (801) 363-0615


                               ACCOUNTANT'S REPORT


To the Board of Directors and Stockholders of Mid-way Medical and Diagnostic Center, Inc.

We have compiled the accompanying balance sheets of Mid-way Medical and Diagnostic Center, Inc.. (a Florida corporation) (a development stage company) as of September 30, 1997, and the related statements of operations, stockholders equity, and cash flows for the period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

The accompanying financial statements from June 14, 1990 (inception) to December 31, 1996 were compiled by other accountants from financial statements that did not omit substantially all of the disclosures required by generally accepted accounting principles and that they previously audited as indicated in their report dated April 2, 1997.

/s/ Orton & Company

Orton & Company
Salt Lake City, Utah
December 9, 1997

                      Mid-way Medical and Diagnostic, Inc.
                          (A Development Stage Company)

                                  Balance Sheet


                                     ASSETS

                                                            September 30,
                                                                1997
                                                            -------------


Total Assets                                                $          -
                                                            =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Stockholders' Equity:
   Common stock, $0.00 1 par value;
   authorized 50,000,000 shares;
   11,000,000 issued and outstanding                               11,000
   Additional Paid in Capital                                      92,000
   Deficit accumulated during development stage                  (103,000)
                                                                  -------

Total Stockholders' Equity                                              -
                                                                  -------

Total Liabilities and Stockholders' Equity                        $     -
                                                                  =======


                            See Accountants' Report
                                       3

                      Mid-way Medical and Diagnostic, Inc.
                          (A Development Stage Company)

                            Statements of Operations

                                                    January 1     June 14, 1990
                                                       to         (inception) to
                                                   September 30,   September 30,
                                                       1997           1997
                                                   -----------     ------------

Income:
      Sales                                        $     --        $       --
                                                   -----------     ------------
Total Income                                             --                --

Expenses:
      General and Administrative                      100,000           103,000
                                                   -----------     ------------
Total Expenses                                        100,000           103,000
                                                   -----------     ------------
Net Profit (Loss)                                  $ (100,000)     $   (103,000)
                                                   ===========     ============

Net Profit or (Loss) Per Share                          (.047)            (.092)
                                                   ===========     ============
Average Number of Shares of
Common Stock Outstanding                            2,111,111         1,114,942
                                                   ===========     ============


                             See Accountants' Report
                                        4

                      Mid-way Medical and Diagnostic, Inc.
                          (A Development Stage Company)

                       Statements of Stockholders' Equity
                                                                       Deficit
                                                                     accumulated
                                                           Additional   during
                                         Common Stock       paid in  development
                                       Shares      Amount   Capital      stage
                                       --------    ------   -------   ---------


Balance, December 31, 1993             1,000,000   $ 1,000   $ 2,000   $ (3,000)

Net loss year ended
   December 31, 1994                       --          --        --         --
                                       ---------   -------   -------   --------
Balance, December 31, 1994             1,000,000   $ 1,000   $ 2,000   $ (3,000)

Net loss year ended
  December 31, 1995                        --          --       --         --
                                       ---------   -------   -------   --------
Balance, December 31, 1995             1,000,000   $ 1,000   $ 2,000   $ (3,000)

Net loss year ended
   December 31, 1996                       --          --       --         --
                                       ---------   -------   -------   --------
Balance, December 31, 1996             1,000,000   $ 1,000   $ 2,000   $ (3,000)

Issuance of 10,000,000 shares
  of common stock at $.01
   per share                          10,000,000    10,000    90,000       --

Net loss January 1, 1997 to
   September 30, 1997                      --          --       --     (100,000)
                                      -----------   -------  -------   --------


Balance, September 31, 1997           11,000,000   $11,000   $92,000  $(103,000)
                                      ==========   =======   =======  =========


                             See Accountants' Report
                                        5

                      Mid-way Medical and Diagnostic, Inc.
                          (A Development Stage Company)

                            Statements of Cash Flows


                                              January 1       June 14, 1990
                                                 to           (inception) to
                                             September 30,    September 30,
                                                1997             1997
                                             ------------     --------------

Cash Flows from Operating Activities
    Net profit (loss)                        $ (100,000)      $ (103,000)

Cash Flows from Financing Activities
   Issuance of common stock                     100,000         103,000
                                             ------------      --------------

Net increase in Cash                              --              --

Cash, beginning of period                    $    --          $   --
                                             ------------     ---------------

Cash, end of period                          $    --              --
                                             ============     ===============
Supplementary Cash Flows Information:
     Cash Paid for:
        Taxes                                $    --          $   --
        Interest                             $    --          $   --



                             See Accountants' Report
                                        6

                  MID-WAY MEDICAL, AND DIAGNOSTIC CENTER, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                              FINANCIAL, STATEMENTS
                                 March 31, 1997
                                December 31, 1996
                                December 31, 1995

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----

INDEPENDENT AUDITORS' REPORT.............................................   1

BALANCE SHEET............................................................   2

STATEMENT OF OPERATIONS..................................................   3

STATEMENT OF STOCKHOLDERS' EQUITY........................................   4

STATEMENT OF CASH FLOWS..................................................   5

NOTES TO FINANCIAL STATEMENTS............................................   6-7

                             BARRY L. FRIEDMAN, P.C.
                           Certified Public Accountant

1582 TULITA DRIVE                                          OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------
Board Of Directors                                                 April 2, 1997
Mid-Way Medical and Diagnostic Center, Inc.
Miami, Florida

     I have audited the Balance Sheets of Mid-Way Medical and Diagnostic Center, Inc., (A Development Stage Company), as of March 31, 1997, December 31, 1996, and December 31, 1995, and the related Statements of Operations, Stockholders' Equity and Cash Flows for the period January 1, 1997, thru March 31, 1997, and the two years ended December 31, 1996 and December 31, 1995. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mid-Way Medical and Diagnostic Center, Inc., at March 31, 1997, December 31, 1996 and December 31, 1995, and the results of its operations and cash flows for the period January 1, 1997 thru March 31, 1997 and the two years ended December 31, 1996, and December 31, 1995, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Barry L. Friedman
---------------------------
Barry L. Friedman
Certified Public Accountant

                      Mid-Way Medical and Diagnostic, Inc.
                          (A Development Stage Company)


                                  BALANCE SHEET
                                  -------------

                                     ASSETS
                                     ------

                                           March      December   December
                                           31, 1997   31, 1996   31, 1995
                                           --------   --------   --------
CURRENT ASSETS:

Cash                                      $     0     $     0    $      0
                                           ------      ------     -------

   TOTAL CURRENT ASSETS                   $     0     $     0    $      0
                                           ------      ------     -------

OTHER ASSETS:

   Other Assets                           $     0     $     0    $      0
                                           ------      ------     -------

     TOTAL OTHER ASSETS                   $     0     $     0    $      0
                                           ------      ------     -------

   TOTAL ASSETS                           $     0     $     0    $      0
                                           ======      ======     =======


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:                     $     0     $     0    $      0
    Accounts Payable                      ------      ------     -------

       TOTAL CURRENT LIABILITIES         $     0     $     0    $      0
                                          ------      ------     -------

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value,
  authorized 100 shares: issued
  and outstanding at
  December 31, 1995- 100 shares                                 $    100
  Common stock, $0.001 par value;
  authorized 50,000,000 shares
  issued and outstanding at
  December 31, 1996- 1,000,000 shs                   $ 1,000
  March 31, 1997- 1,000,000 shs          $ 1,000

Additional paid-in capital                 2,000       2,000       2,900

Deficit accumulated during
development stage                         -3,000      -3.000      -3.000
                                          ------     -------     -------

      TOTAL STOCKHOLDER'S EQUITY 1.&     $     0     $     0    $      0
                                          ------      ------     -------
     TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY
                                         $     0     $     0    $      0
                                          ======      ======     =======


                See accompanying notes to financial statements.

                  Mid-Way Medical arid Diagnostic Center. Inc.
                          (A Development Stage Company)


                             STATEMENT OF OPERATIONS
                             -----------------------


                            Jan. 1     Jan. 1     Jan. 1     Jun. 14, 1990
                               to         to         to       (inception)
                            Mar. 31    Dec. 31    Dec. 31      to Mar. 31
                              1997       1996       1995         1997
                            --------   --------   --------   -------------


INCOME:
   Sales                  $      0   $      0   $      0   $             0
                            --------   --------   --------   -------------

   TOTAL INCOME           $      0   $      0   $      0   $             0
                            --------   --------   --------   -------------
EXPENSES:

   General and
   administrative         $      0   $      0   $      0   $         3,000
                            --------   --------   --------   -------------

TOTAL EXPENSES              $      0   $      0   $      0   $       3,000
                            --------   --------   --------   -------------


NET PROFIT LOSS(-)          $      0   $      0   $      0   $      -3,000
                            ========   ========   ========   =============


NET PROFIT OR
LOSS(-) PER SHARE           $  .0000   $  .0000   $  .0000   $      -.0376
                            ========   ========   ========   =============


AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING           1000,000   1000,000   1000,000          79,802
                            ========   ========   ========   =============


                See accompanying notes to financial statements.

                   Mid-Way Medical and Diagnostic Center, Inc.
                          (A Development Stage Company)
                                 March 31, 1997


                        STATEMENT OF STOCKHOLDERS' EQUITY
                        ---------------------------------

                                                                  Deficit
                                                                accumulated
                            Common Stock          Additional      during
                         -----------------         paid-in      development
                         Shares     Amount         capital        stage
                         ------     ------        ----------    -----------
Balance,
December 31, 1993           100     $  100        $    2,900    $    -3,000

Net loss year ended                                                       0
December 31, 1994        ------     ------        ----------    -----------

Balance,
December 31, 1994           100     $  100        $    2,900    $    -3,000

Net loss year ended                                                       0
December 31, 1995        ------     ------        ----------    -----------

Balance,
December 31, 1995           100     $  100        $    2,900    $    -3,000

On Sept. 16, 1996
changed par value
from $1.00 to $0.001                -  100             + 100

On Sept. 16, 1996
forward stock split
10,000:1                999,900     +1,000            -1,000

Net loss year ended
December 31, 1996        ------     ------        ----------    -----------

Balance,
December 31, 1996     1,000,000     $1,000        $    2,000    $    -3,000

Net loss Jan. 1,
1997 to Mar. 31,
1997                  ---------     ------        ----------    -----------

Balance,
March 31, 1997        1,000,000     $1,000        $    2,000    $    -3,000
                      =========     ======        ==========    ===========


                See accompanying notes to financial statements.

                   Mid-Way Medical and Diagnostic Center, Inc.
                          (A Development Stage Company)


                            STATEMENT OF CASH FLOWS
                            -----------------------


                            Jan. 1      Jan. 1     Jan. 1     Jun. 14, 1990
                              to          to         to       (inception)
                            Mar. 31     Dec. 31    Dec. 31     to Mar. 31
                            1997        1996       1995          1997
                            --------   --------   --------   -------------

Cash Flows from
op4raeing Activities
    Net Profit/Loss(-)$     $      0   $      0   $     0    $      -3,000

Cash Flows from
Financing Activities
Issuance of common                                                  +3,000
stock                       --------   --------   --------   -------------

Net increase in
cash                        $      0   $      0   $      0   $           0

Cash, beginning of                 0          0          0               0
period                      --------   --------   --------   -------------

Cash, end of period         $      0   $      0   $      0   $           0
                            ========   ========   ========   =============



                See accompanying notes to financial statements.

                   Mid-Way Medical and Diagnostic Center, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
            March 31, 1997, December 31, 1996 and December 31, 1995

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - History and Organization of the Company

The Company was organized June 14, 1990, under the law of the State of Florida as Mid-Way Medical and Diagnostic Center, Inc. The Company currently has no operations and, in accordance with SFAS #7, is considered a development company.

On June 29, 1990 the company issued 100 shares of its common stock for $3,000.

On September 16, 1996, the Company voted to restate its Articles of Incorporation, which changed the $1.00 par value common shares to a par value of $0.00l each. Also the company increased its capitalization from 100 common shares to 50,000,000 common shares.

Also on September 16, 1996 the Company forward split its common stock 10,000:1, thus increasing the number of outstanding common stock shares from 100 to 1,000,000.

NOTE 2 Accounting Policies and Procedures

The Company has not determined its accounting policies and procedures, except as follows:

     1.   The Company uses the accrual method of accounting.

     2. Earnings or loss per share is calculated using the weighted averaged number of shares of common stock outstanding.

     3. The Company has not yet adopted any policy regarding payment or dividends. No dividends have been paid since inception.

NOTE 3 - Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through a merger with an existing operating company.